File No.________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

REELCAUSE INC.

(Exact name of Registrant as specified in its charter)

Nevada	34-2001531
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

4760 S. Pecos Road, Suite 103, Las Vegas NV	89121
(Address of principal executive offices)	(Zip Code)

(702)-405-6880

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.001 per share	OTC

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer	☒ Smaller reporting company
☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

REELCAUSE INC.

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REELCAUSE INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

EXPLANATORY NOTE

You should rely only on the information contained in this General Form for Registration of Securities on Form 10 (this “Registration Statement”) or to which we have referred you. We have not authorized anyone to provide you with information that is different. You should assume that the information contained in this Registration Statement is accurate as of the date of this Registration Statement only.

On the date of effectiveness of this Registration Statement we will become subject to the requirements of Regulation 13(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will be required to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. The Company does not maintain any website.

As used in this Registration Statement, unless the context otherwise requires the terms “we,” “us,” “our,” and the “Company” refer to Reelcause Inc., a Nevada corporation, and its subsidiaries.

Please see “Risk Factors” beginning on page 8 of this Registration Statement for additional information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information (other than historical facts) set forth in this Registration Statement contains forward-looking statements within the meaning of the Federal Securities Laws, which involve a number of risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Forward-looking statements generally can be identified by use of the words “expect,” “should,” “intend,” “anticipate,” “will,” “project,” “may,” “might,” potential” or “continue” and other similar terms or variations of them or similar terminology. Such forward-looking statements are included under Item 1. “Business” and Item 2. “Financial Information - Management’s Discussion and Analysis of Financial Condition and Results of Operations”. We caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such statements reflect the current views of our management with respect to our operations, results of operations and future financial performance. Forward-looking statements involve a number of risks, uncertainties or other factors beyond our control. Among the more significant risks are:

●	We have no current business operations and have no assets. Unless we obtain additional capital or acquire an operating company, we will not be able to undertake significant business activities.

●	Our business plan contemplates that we will acquire an operating company in exchange for the majority of our common stock. If that occurs, management will determine the nature of the company that is acquired. Investors in our company will have to rely on the business acumen of management in determining that the acquisition is in the best interest of our company. If management lacks sufficient skill to operate successfully, our shares may lose value.

We caution you that the foregoing list of important factors is not exclusive. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Before investing in our common stock, investors should be aware that the occurrence of the events described under the caption “Risk Factors” and elsewhere in this Registration Statement could have a material adverse effect on our business, results of operations and financial condition.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this Registration Statement to conform these statements to actual results or to changes in our expectations.

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Item 1. Business

General Background of the Company

Reelcause Inc. (“we”, “us”, “our” or the “Company”) was originally incorporated in the State of Nevada on December 7, 2002 under the name Tradeon, Inc. On September 1, 2010, the Company changed its name to China Green Energy Industries, Inc. and on December 11, 2014 it changed its name to Reelcause, Inc.

The Company can currently be defined as a “shell” company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Company has no particular acquisitions in mind and has not currently entered into any negotiations regarding such an acquisition, provided, that the Company intends to pursue the direct or indirect acquisition and development of real estate assets (including portfolios of real estate assets) and/or businesses related thereto. The Company’s officers and directors have not engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date hereof.

Business Objectives of the Company

Since 2019, management has determined to direct its efforts and limited resources to pursue potential new business and/or acquisition opportunities. The Company does not intend to limit itself to a particular industry and has not established any particular criteria upon which it shall consider a business opportunity, provided, that management presently intends to prioritize the direct or indirect acquisition and development of real estate assets (including portfolios of real estate assets) and/or businesses related thereto.

The Company’s purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an issuer who has complied with the Exchange Act. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature and we have not established any particular criteria upon which we consider a business opportunity. This discussion of the proposed business herein is purposefully general and is not meant to be restrictive of the Company’s broad discretion to search for and enter into potential business opportunities. Management anticipates that it may be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources.

Management would have substantial flexibility in identifying and selecting a prospective new business opportunity. The Company is dependent on the judgment of its management in connection with this process. There are many criteria that management may deem relevant. In connection with an evaluation of a prospective or potential business opportunity, management may be expected to conduct a due diligence review. A business combination may involve an entity that may be financially unstable or in its early stages of development or growth. In evaluating a prospective business opportunity, management would consider, among other factors, the following:

●	costs associated with pursuing a new business opportunity;

●	the growth potential of the new business opportunity;

●	experiences, skills and availability of additional personnel necessary to pursue a potential new business opportunity;

●	necessary capital requirements;

●	the competitive position of the new business opportunity;

●	stage of business development;

●	the market acceptance of the potential products and services;

●	proprietary features and degree of intellectual property; and

●	the regulatory environment that may be applicable to any prospective business opportunity.

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The foregoing criteria are not intended to be exhaustive and there may be other criteria that management may deem relevant. In connection with an evaluation of a prospective or potential business opportunity, management may be expected to conduct a due diligence review.

The time and costs required to pursue new business opportunities, which includes negotiating and documenting relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws, cannot be ascertained with any degree of certainty.

Management intends to devote such time as it deems necessary to carry out our affairs. The exact length of time required for the pursuit of any new potential business opportunities is uncertain. No assurance can be made that we will be successful in our efforts. We cannot project the amount of time that management will devote to the Company’s plan of operation.

Prospective investors in the Company’s common stock will not have an opportunity to evaluate the specific merits or risks of any of the one or more business combinations that we may undertake. A business combination may involve the acquisition of, or merger with, a company that needs to raise substantial additional capital by means of being a publicly-traded company, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, voting control issues and compliance with various federal and state securities laws.

The Company intends to conduct its activities to avoid being classified as an “Investment Company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Company Act and the regulations promulgated thereunder.

The Company voluntarily filed this Registration Statement on Form 10 to make information concerning itself more readily available to the public and to become eligible for listing on the OTC market sponsored by OTC Markets Group Inc. Management believes that being a reporting company under the Exchange Act will enhance the Company’s efforts to acquire or merge with an operating business.

As a result of the Company’s registration with the SEC, the Company will be obligated to file interim and periodic reports including an annual report with audited financial statements. This obligation will substantially increase the expenses incurred by the Company.

Any entity that is merged into or acquired by us will become subject to the same reporting requirements to which we are subject. Thus, if we successfully complete an acquisition or merger, the acquired entity must have audited financial statements for at least the two most recent fiscal years, or if the acquired entity has been in business for less than two years, audited financial statements must be available from its inception. This requirement limits our possible acquisitions or merger opportunities because many private companies either do not have audited financial statements or are unable to produce audited financial statements without long delay and substantial expense.

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The Company’s common stock is subject to quotation on the OTC Markets Group Inc. Pink Market (“OTC Pink”) under the symbol RCIT. There is currently only a limited trading market in the Company’s common stock. There can be no assurance that there will be an active trading market for our common stock following the effective date of this Registration Statement under the Exchange Act. If an active trading market commences, there can be no assurance as to the market price of our common stock, whether the trading market will provide liquidity to investors, or whether any trading market will be sustained.

General Overview

Competition

In identifying, evaluating, and selecting a target business or assets, we expect to encounter intense competition from other entities having a business objective similar to ours, including special purpose acquisition companies and venture capital funds. The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and equity financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company’s limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company’s competitors. Many of these entities are well established and have extensive experience identifying and effecting business combinations and acquiring other entities or assets, either directly or through affiliates. Many if not most of these competitors possess far greater financial, human, and other resources compared to our resources. While we believe that there are numerous potential target businesses and assets that we may identify, our ability to compete in acquiring certain of the more desirable target businesses or assets will be limited by our limited financial and human resources. Our inherent competitive limitations are expected by management to give others an advantage in pursuing the acquisition of a target business that we may identify and seek to pursue. Further, any of these limitations may place us at a competitive disadvantage in successfully negotiating a business combination. Management believes that our status as a reporting public entity with potential access to the United States public equity markets may give us a competitive advantage over certain privately held entities having a similar business objective in acquiring a desirable target business with growth potential on favorable terms.

If we succeed in effecting a business combination transaction, there will be, in all likelihood, intense competition from existing competitors of the business we acquire. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including those with far greater financial, marketing, technical and other resources than the competitors in the industry in which we seek to operate. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target business is in a high-growth industry.

Management anticipates that target business candidates will be brought to our attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers and other members of the financial and real estate community, who may present solicited or unsolicited proposals. Management may also bring to our attention target business candidates. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation in connection with a business combination. In no event, however, will we pay management any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

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Employees

As of June 30, 2023, we had two part-time employees, each of whom is an executive officer of the Company. None of our employees are covered by a collective bargaining agreement. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities.

Conflicts of Interest

The Company’s management is not required to commit its full time to the Company’s affairs. As a result, pursuing new business opportunities may require a longer period of time than if management would devote full time to the Company’s affairs. Management is not precluded from serving as an officer or director of any other entity that is engaged in business activities similar to those of the Company. Management has not identified and is not currently negotiating a new business opportunity for us. In the future, management may become associated or affiliated with entities engaged in business activities similar to those we intend to conduct. In such event, management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In the event that management has multiple business affiliations, management may have legal obligations to present certain business opportunities to multiple entities. If a conflict of interest shall arise, management will consider factors such as reporting status, availability of audited financial statements, current capitalization, and the laws of jurisdictions. If several business opportunities or operating entities approach management with respect to a business combination, management will consider the foregoing factors as well as the preferences of the management of the operating company. However, management will act in what we believe will be in the best interests of the shareholders of the Company. The Company shall not enter into a transaction with a target business that is affiliated with management.

Certain Regulatory Matters

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, the Company is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

The Company will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the Company’s first public offering of its securities, (b) in which the Company has total annual gross revenue of at least $1.235 billion, or (c) in which the Company is deemed to be a large accelerated filer, which means the market value of the Company’s common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which the Company has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to emerging growth company will have the meaning associated with it in the JOBS Act.

Additionally, the Company is a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. The Company will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of the Company’s common stock held by non-affiliates exceeds $250 million as of the end of the prior June 30th, or (2) the Company’s annual revenues exceeded $100 million during such completed fiscal year and the market value of the Company’s common stock held by non-affiliates exceeds $700 million as of the prior December 31.

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Item 1A: Risk Factors

RISK FACTORS

Under Regulation S-K, “smaller reporting companies” are not required to provide the information required by this item.

The Company has not identified a target business or assets.

The Company’s efforts in identifying a prospective target business or assets will not be limited to a particular industry and the Company may ultimately acquire a business in any industry management deems appropriate, provided, that the Company intends to prioritize the direct or indirect acquisition and development of real estate assets (including portfolios of real estate assets) and/or businesses related thereto. The Company currently has not selected any target business or assets on which to concentrate our search for a business combination. While the Company intends to focus on target businesses and assets in the United States, we are not limited to United States entities or assets and may consummate a business combination with a target business, or acquire assets that are located, outside of the United States. Accordingly, there is no basis for investors in the Company’s common stock to evaluate the possible merits or risks of the target business, assets, or the particular industry in which we may ultimately operate. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that we acquire assets or effect a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes many industries which experience rapid growth. In addition, although the Company’s management will endeavor to evaluate the risks inherent in a particular industry or target business or assets, we cannot assure you that we will properly ascertain or assess all significant risk factors.

The selection and evaluation of a target business or assets may be difficult due to our limited resources and limited information on the target business, which could result in an acquisition of a business or assets that is not as profitable as we expected, if at all.

In evaluating a prospective target business and assets, management intends to consider, among other factors, the following:

●	financial condition and results of operation of the target company or assets;

●	growth potential;

●	experience and skill of management and availability of additional personnel;

●	capital requirements;

●	competitive position;

●	stage of development of the products, processes, or services;

●	degree of current or potential market acceptance of the products, processes, or services;

●	proprietary features and degree of intellectual property or other protection of the products, processes, or services;

●	regulatory environment of the industry; and

●	costs associated with effecting the business combination.

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These criteria are not intended to be exhaustive and management will weigh and prioritize such factors as management shall determine in its discretion. Any evaluation relating to the merits of a particular business combination or asset acquisition will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination or acquiring assets consistent with our business objective. In evaluating a prospective target business or assets, we will conduct a due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities and properties, as well as review of financial and other information which will be made available to us. However, given our limited resources, the scope of management’s review might be restricted and/or management might not properly ascertain or assess all such risks in connection with such due diligence review. In addition, there may be limited available public information about any target business or asset, which could impair our due diligence review. These circumstances could result in the selection of a target business or asset that is not as profitable as management expected, if at all.

The time and costs required to select and evaluate a target business or assets and to structure and complete the transaction cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business or assets with which a transaction is not ultimately completed will result in a loss to us.

The Company’s management has broad discretion in the selection of any prospective business combination or asset acquisition.

Any person who invests in the Company’s common stock will do so without an opportunity to evaluate the specific merits or risks of any prospective business combination, asset acquisition or other transaction that may be effected by our Company. As a result, investors will be entirely dependent on the broad discretion and judgment of management in connection with the selection of a prospective business combination or asset acquisition, among other matters. There can be no assurance that determinations made by management will permit us to achieve our business objectives.

The structuring of the acquisition of any target business or asset could result in unfavorable tax treatment to the Company and its shareholders.

We will endeavor to structure a business combination or asset acquisition so as to achieve the most favorable tax treatment to us, the target business and both companies’ shareholders. However, there can be no assurance that the United States Internal Revenue Service or applicable state tax authorities will necessarily agree with the tax treatment of any transaction we consummate. We intend to engage professional service providers to advise us on structuring any acquisition in a tax favorable manner, however, our limited resources may restrict our ability to receive the necessary advisory services.

The time and costs required to structure and complete the transaction cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the structuring of a transaction that is not ultimately completed will result in a loss to us.

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Future acquisitions could prove difficult to integrate, disrupt our business, dilute stockholder value and strain our resources.

In the future, we may acquire additional businesses or assets that we believe could complement or expand our business or increase our customer base. Whether we realize the anticipated benefits from these acquisitions and related activities depends, in part, upon our ability to integrate the operations of the acquired business, the performance of the underlying products, services or assets, and the performance of the management team and other personnel of the acquired operations. Integrating the operations of acquired businesses successfully or otherwise realizing any of the anticipated benefits of acquisitions, including anticipated cost savings and additional revenue opportunities, involves a number of potential challenges. The failure to meet these integration challenges could seriously harm our financial condition and results of operations. Realizing the benefits of acquisitions depends in part on the integration of operations, assets and personnel. These integration activities are complex and time-consuming, and we may encounter unexpected difficulties or incur unexpected costs, including:

●	our inability to achieve the operating synergies anticipated in the acquisitions;

●	diversion of management attention from ongoing business concerns to integration matters;

●	difficulties in consolidating and rationalizing IT platforms and administrative infrastructures;

●	complexities associated with managing the geographic separation of the combined businesses and consolidating multiple physical locations where management may determine consolidation is desirable;

●	difficulties in integrating personnel from different corporate cultures while maintaining focus on providing consistent, high quality customer service;

●	possible cash flow interruption or loss of revenue as a result of change of ownership transitional matters; and

●	inability to generate sufficient revenue to offset acquisition costs.

Acquired businesses or assets may have liabilities or adverse operating issues that we fail to discover through due diligence prior to the acquisition, including cyber and other security vulnerabilities and environmental matters. In particular, to the extent that prior owners of any acquired businesses or properties failed to comply with or otherwise violated applicable laws or regulations, including environmental laws and regulations, or failed to fulfill their contractual obligations to the U.S. Government or other customers, we, as the successor owner, may be financially responsible for these violations and failures and may suffer reputational harm or otherwise be adversely affected. Acquisitions also frequently result in the recording of goodwill and other intangible assets that are subject to potential impairment in the future that could harm our financial results. In addition, if we finance acquisitions by issuing debt or equity securities, our existing stockholders may be diluted, which could affect the market price of our stock. Acquisitions and/or the related equity financings could also impact our ability to utilize our NOL carryforwards. As a result, if we fail to properly evaluate acquisitions or investments, we may not achieve the anticipated benefits of any such acquisitions, and we may incur costs in excess of what we anticipate. Acquisitions frequently involve benefits related to integration of operations and assets. The failure to successfully integrate the operations or assets, or to otherwise realize any of the anticipated benefits of the acquisition, could seriously harm our financial condition and results of operations. While we believe that we have established appropriate and adequate procedures and processes to mitigate these risks, there is no assurance that these transactions will be successful.

The Company’s probable lack of business diversification could adversely impact our operations and profitability.

While we may seek to effect business combinations with more than one target business, or to acquire assets in more than one industry or geographical area, it is more probable that we will only have the ability to effect a single business combination or acquire a limited number of assets. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business or a limited number of assets. Unlike other entities which may have the resources to complete several acquisitions of diverse entities or assets, it is probable that we will lack the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination transaction with only a single entity or that involved only a limited amount (or type) of assets, our lack of diversification may subject us to numerous economic, competitive, and regulatory developments, any or all of which may have a material adverse impact upon the particular industry in which we may operate subsequent to a business combination or asset acquisition, and result in our dependency upon the development or value of a single or limited number of products, processes, assets or services.

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The Company has limited ability to evaluate the target business’ management.

We cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management of the combined company will have the necessary skills, qualifications, or abilities to manage a public company intending to embark on a program of business development in any industry. Furthermore, the future role of our directors and executive officers, if any, in the target business cannot presently be stated with any certainty.

While it is possible that our directors and executive officers will remain associated in some capacity with the combined company following a business combination, it is unlikely that they will devote their full efforts to our affairs at that time. Moreover, we cannot assure you that our directors and executive officers will have significant experience or knowledge relating to the operations of the particular target business or of the combined company.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of our company or of the target business. We cannot assure you that we will have the ability to recruit additional managers, or those additional managers will have the requisite skills, knowledge, or experience necessary to enhance the incumbent management.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the years ended December 31, 2022 and 2021 were prepared using the assumption that we will continue our operations as a going concern. Our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our operations are dependent on our ability to raise sufficient capital or complete a business combination or asset acquisition as a result of which we become profitable. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. Although we have some cash on hand, there is not enough cash on hand to fund our administrative expenses and operating expenses for the next twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company’s shares of common stock.

The Company has a limited operating history and limited resources.

The Company’s recent operations have been limited to seeking a potential business combination or asset acquisition and we have generated no revenues from operations. Investors will have no basis upon which to evaluate the Company’s ability to achieve its business objective, which is to effect a merger, capital stock exchange and/or acquire an operating business or assets (including assets in the real estate industry). The Company will not generate any revenues until, at the earliest, after the consummation of a business combination or the acquisition of an operating business or assets.

Since the Company has not yet selected a target business or assets with which to complete a transaction, the Company is unable to ascertain the merits or risks associated with any particular business or even the broader target industry.

Since the Company has not yet identified a particular industry or prospective target business or assets, there is no basis for investors to evaluate the possible merits or risks of the target business or assets which the Company may ultimately acquire. If the Company completes a business combination with a financially unstable company or an entity in its development stage, or involving assets of limited or suspect value, the Company may be affected by numerous risks inherent in the operations of those entities or assets. Although management intends to evaluate the risks inherent in a particular industry or target business or assets, the Company cannot assure you that we will properly ascertain or assess all of the significant risk factors. There can be no assurance that any prospective business combination or asset acquisition will benefit shareholders or prove to be more favorable to shareholders than any other investment that may be made by shareholders and investors.

Management might not properly evaluate a number of potential unspecified or unascertainable risks before consummating a transaction.

There is no basis for shareholders to evaluate the possible merits or risks of potential business combination. To the extent that the Company effects a business combination with a financially unstable operating company or an entity that is in its early stage of development or growth, the Company will become subject to numerous risks. If the Company effects a business combination with an entity in a high-risk industry, the Company will become subject to the currently unascertainable risks of that industry. Although management will endeavor to evaluate the risks inherent in a particular business or industry, there can be no assurance that management will properly ascertain or assess all such risks that the Company perceived at the time of the consummation of a business combination.

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It is possible that the Company’s current executive officers and directors will resign upon consummation of a transaction and the Company will have only limited ability to evaluate the management of the target business.

The Company’s ability to successfully effect a business combination or asset acquisition will depend upon the efforts of the Company’s management. The future role of management following such transaction cannot presently be ascertained. Although it is possible that our management may remain associated with the combined company following a business combination or asset transaction, it is possible that only the management team of the target business will remain in place. Although the Company intends to closely scrutinize the management of a target business in connection with evaluating the desirability of effecting a business combination or asset acquisition, the Company cannot assure you that its assessment of management will prove to be correct.

The Company is dependent on its key personnel, the loss of which would impair the Company’s ability to complete the acquisition of a target business or assets.

In its search to complete a business combination or asset acquisition, the Company is dependent upon the continued services of management, particularly Gyuheyn Jeon, the Company’s President and Chief Executive Officer, and Myung Song, the Company’s Secretary. To the extent that the services of such persons become unavailable, the Company will be required to obtain other qualified personnel and there can be no assurance that we will be able to recruit one or more qualified persons upon acceptable terms.

The Company’s executive officers and directors may allocate their time to other businesses activities, thereby causing conflicts of interest as to how much time to devote to the Company’s affairs. This could have a negative impact on the Company’s ability to consummate a business combination or asset acquisition in a timely manner, if at all.

The Company’s executive officers and directors are not required and do not commit their full time to the Company’s affairs, which may result in a conflict of interest in allocating their time between the Company’s business and other businesses. The Company does not intend to have any full-time employees prior to the consummation of a business combination or asset acquisition. Our executive officers and directors are engaged in other business endeavors and they are not obligated to contribute any specific number of hours per week to the Company’s affairs.

If the other business affairs of our executive officers and directors require them to devote more time to such affairs, it could limit their ability to devote time to the Company’s affairs, which could have a negative impact on the Company’s ability to consummate a business combination or asset acquisition. Furthermore, we do not have an employment agreement with any of our executive officers or directors.

The Company may be unable to obtain additional financing, if and when required, to complete a business combination or to acquire assets, or to fund the operations and growth of the target business or assets, which could compel the Company to restructure a potential transaction or to entirely abandon a particular transaction.

The Company has not yet identified any prospective target business or assets. If we require funds for a particular business combination, because of the size of the business combination or otherwise, we will be required to seek additional financing, which may or may not be available on terms and conditions satisfactory to the Company, if at all. To the extent that additional financing proves to be unavailable when and if needed to consummate a particular transaction, we would be compelled to restructure the transaction or abandon that particular transaction and seek one or more alternative targets. In addition, if we consummate a business combination or asset acquisition, we may require additional financing to fund the operations or growth of the target business or assets. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business or assets. The Company’s officers, directors or shareholders are not required to provide any financing to us in connection with or after a business combination.

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Financing requirements to fund operations associated with reporting obligations under the Exchange Act.

The Company has no revenues, and is dependent upon the willingness of management to fund the costs associated with the reporting obligations under the Exchange Act, other administrative costs associated with our corporate existence and expenses related to our business objective. The Company is not likely to generate any revenues until the consummation of a business combination or asset acquisition, at the earliest. The Company believes that we will have sufficient financial resources available from its management to continue to pay accounting and other professional fees and other miscellaneous expenses that may be required until the Company commences business operations following the closing of a transaction.

The Company’s executive officers are in a position to influence certain actions requiring shareholder vote.

Our directors and executive officers, who together own all of the issued and outstanding shares of our preferred stock, have no present intention to call for an annual meeting of shareholders to elect new directors prior to the consummation of a business combination or asset acquisition. As a result, our current directors will likely continue in office at least until the consummation of the business combination or asset acquisition. If there is an annual meeting of shareholders for any reason, management has broad discretion regarding proposals submitted to a vote by shareholders as a consequence of, among other things, the ownership by our executive officers of all of our outstanding shares of preferred stock, which shares of preferred stock have super-voting provisions. Accordingly, management will continue to exert substantial control at least until the consummation of a business combination or asset acquisition and the issuance of additional shares of our capital stock.

Reporting requirements may delay or preclude a business combination.

Sections 13 and 15(d) of the Exchange Act require companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company will continue to be required to file quarterly reports on Form 10-Q and annual reports on Form 10-K, which annual report must contain the Company’s audited financial statements. As a reporting company under the Exchange Act, following any business combination, we will be required to file a report on Form 8-K (a so-called “Super 8-K’ wherein we provide “Form 10 information”). Audited financial statements must be filed with the SEC within five (5) days following the closing of a business combination. While obtaining audited financial statements is typically the responsibility of the acquired company, it is possible that a potential target company may be a non-reporting company with unaudited financial statements. The time and costs that may be incurred by some potential target companies to prepare such audited financial statements may significantly delay or may even preclude consummation of an otherwise desirable business combination. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition because we are subject to the reporting requirements of the Exchange Act.

The Investment Company Act creates a situation wherein we would be required to register and could be required to incur substantial additional costs and expenses.

Although we will be subject to regulation under the Exchange Act, management believes the Company will not be subject to regulation under the Investment Company Act insofar as we will not be engaged in the business of investing or trading in securities. Management does not believe that our anticipated principal activities will subject us to the Investment Company Act. However, if we engage in a transaction that results in us holding passive investment interests in a number of entities or assets, we could be subject to regulation under the Investment Company Act. In such event, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs.

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At the time we effect any business combination or asset acquisition, each shareholder will most likely hold a substantially lesser percentage ownership in the Company.

Our current primary plan of operation is based upon the acquisition of a private company or of assets that, in all likelihood, would result in the Company issuing securities to the shareholders of such company or the owner(s) of such assets. The issuance of our previously authorized and unissued common stock would result in reduction in percentage of shares owned by our present and prospective shareholders and may result in a change in our control or in our management.

We may be involved from time to time in legal proceedings and commercial or contractual disputes, which could have a material adverse effect on our business, results of operations and financial condition.

From time to time, we may be involved in legal proceedings and commercial disputes. Such proceedings or disputes are typically claims that arise in the ordinary course of business. There can be no assurance that such proceedings and claims, should they arise, will not have a material adverse effect on our business, results of operations and financial condition.

RISKS RELATED TO OUR COMMON STOCK

We are a Shell Company with Penny Stock.

At present, the Company is a development stage company with no revenues, nominal assets and no specific business plan or purpose. The Company’s business plan is to seek new business opportunities or to engage in a merger or acquisition involving an unidentified company or assets. As a result, the Company is a shell company. Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act define a shell company as an issuer that that has no or nominal operations and either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents, or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. A shell issuer may also be a blank check company or a blind pool company, a company in the developmental stage, any company that has no specific business plan or purpose, or a company that has as its business plan to merge with or acquire an unidentified third party.

Our common stock is considered to be a “penny stock,” as defined in Rule 3a51-1 promulgated by the SEC under the Exchange Act. The penny stock rules require a broker-dealer, prior to a transaction in penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as our common stock is subject to the penny stock rules, it may be more difficult to sell our common stock.

As a shell issuer, the safe harbor provided by Rule 144 promulgated under the Securities Act is unavailable for resale of our restricted shares of common stock by our security holders, which thereby decreases the liquidity in our stock.

Effect of Amended Rule 15c2-11 on the Company’s securities

The SEC released and published a Final Rulemaking on Publication or Submission of Quotations without Specified Information amending Rule 15c2-11 under the Exchange Act (“Amended Rule 15c2-11”). To be eligible for public quotations on an ongoing basis, Amended Rule 15c2-11 modified the “piggyback exemption” that required that (i) the specified current information about the company is publicly available, and (ii) the security is subject to a one-sided (i.e., a bid or offer) priced quotation, with no more than four business days in succession without a quotation. Under Amended Rule 15c2-11, shell companies like the Company may only rely on the piggyback exemption in certain limited circumstances. The Amended Rule 15c2-11 will require, among other requirements, that a broker-dealer has a reasonable basis for believing that information about the issuer of securities is accurate. Our security holders may find it more difficult to deposit common stock with a broker-dealer, and if deposited, more difficult to trade the securities on the Pink Sheets. The Company intends to provide the specified current information under the Exchange Act but there is no assurance that a broker-dealer will accept our common stock or if accepted, that the broker-dealer will rely on our disclosure of the specified current information.

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We are not eligible to register our securities on Form S-8

Shell companies are prohibited from using Form S-8 to register securities under the Securities Act. If a company ceases to be a shell company, it may use Form S-8 sixty calendar days later, provided it has filed all reports and other materials required to be filed under the Exchange Act during the preceding 12 months (or for such shorter period that it has been required to file such reports and materials after the company files “Form 10 information,” which is information that a company would be required to file in a registration statement on Form 10 if it were registering a class of securities under Section 12 of the Exchange Act). This information would normally be reported on a current report on Form 8-K reporting the completion of a transaction that caused the company to cease being a shell company.

The safe harbor under Rule 144 is not available for the resale of our securities.

Subsection (i) of Rule 144 promulgated under the Securities Act provides that Rule 144 is not available for the resale of securities initially issued by an issuer that is a shell company. We have identified our company as a shell company and, therefore, the holders of our securities may not rely on Rule 144 to have the restriction removed from their securities without registration or until the Company is no longer identified as a shell company and has filed all requisite periodic reports under the Exchange Act for the period of twelve (12) months.

As a result of our classification as a shell company, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144 so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a shell company. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings while we remain a shell company because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities in the absence of the registration of such securities.

There is very limited liquidity of the Company’s common stock

Our common stock is thinly traded on the Pink Sheets and there is a very limited market in our common stock. As a result, there is only limited liquidity in our common stock.

The Company is an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

A requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis included in an initial public offering registration statement;

●	An exemption to provide less than five years of selected financial data in an initial public offering registration statement;

●	An exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting;

●	An exemption from compliance with any new or revised financial accounting standards until they would apply to private companies;

●	An exemption from compliance with any new requirement adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statement of the issuer; and reduced disclosure about our executive compensation arrangements

An emerging growth company is also exempt from Section 404(b) of the Sarbanes Oxley Act, which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

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As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Exchange Act, which require stockholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

●	The first fiscal year during which our total annual gross revenues were $1.235 billion or more;

●	The first fiscal year following the fifth anniversary of the filing of this Form 10;

●	The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

●	The date on which we are deemed to be a large accelerated filer as defined in Rule 12b-2 of the Securities Exchange Act of 1934.

The Company is a smaller reporting company, and if the Company takes advantage of certain exemptions from disclosure requirements available to smaller reporting companies, this could make the securities of the Company less attractive to investors and may make it more difficult to compare the Company’s performance with other public companies.

The Company is a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. The Company will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of the Company’s common stock held by non-affiliates equals or exceeds $250 million as of the end of the prior June 30th, or (2) the Company’s annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of the Company’s common stock held by non-affiliates exceeds $700 million as of the prior June 30th. To the extent the Company takes advantage of such reduced disclosure obligations, it may also make comparison of the Company’s financial statements with other public companies difficult or impossible.

Your percentage of ownership in the Company may be diluted in the future.

Your percentage ownership in the Company may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including shares issued in connection with a business combination and equity awards that we expect will be granted to our directors, officers and employees, whether prior to or following the closing of a business combination or asset acquisition.

Certain provisions in our articles of incorporation and bylaws, as amended, and of Nevada law, may prevent or delay an acquisition of the Company, which could decrease the trading price of our common stock.

Our articles of incorporation and our bylaws, as well as Nevada corporate law, contain provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive to the acquirer and to encourage prospective acquirers to negotiate with our board of directors rather than to attempt a hostile takeover. These provisions include, among others:

●	the inability of our stockholders to call a special meeting;

●	limitations on the ability of our stockholders to present proposals or nominate directors for election at stockholder meetings;

●	the right of our board of directors to issue preferred stock without stockholder approval; and

●	the ability of our directors to fill vacancies on our board of directors.

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Nevada law also imposes some restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock.

We believe these provisions may help protect our stockholders from coercive or otherwise unfair takeover tactics by requiring potential acquirers to negotiate with our board of directors and by providing our board of directors with more time to assess any acquisition proposal. These provisions are not intended to make our Company immune from takeovers. In addition, although we believe these provisions collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our board of directors, they would apply even if the offer may be considered beneficial by some stockholders. These provisions may also frustrate or prevent any attempts by our stockholders to replace or remove our current management team by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.

We do not expect to pay any cash dividends for the foreseeable future.

We have not declared any cash dividends. We currently intend to retain any future earnings to finance our business operations, which involve only the search for a target business or assets, and, therefore, we do not anticipate that we will pay any cash dividends on shares of our common stock in the foreseeable future. Any determination to pay dividends in the future, whether before or after a business combination or asset acquisition, will be at the discretion of our board of directors and will be dependent upon our future financial condition, results of operations and capital requirements, general business conditions and other relevant factors as determined by our board of directors. Accordingly, if you purchase shares of our common stock, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock. See “Dividend Policy.”

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, whether before or following the closing of a business combination or asset acquisition, our stock price and any trading volume could decline.

The trading market for our securities, whether before or following the closing of a business combination or asset acquisition, depends in part on the research and reports that industry or financial analysts publish about us or our business. We do not influence or control the reporting of these analysts. If one or more of the analysts who do cover us downgrade or provide a negative outlook on our company or our industry, or the stock of any of our competitors, the price of our common stock could decline. If one or more of these analysts ceases coverage of our company, we could lose visibility in the market, which in turn could cause the price of our common stock to decline.

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Item 2. Financial Information

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations and our financial statements and related notes included elsewhere in this Registration Statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this Registration Statement, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those described below.

Overview

We have no operations since 2013 from a continuing business other than the expenditures related to running the Company. All of our historical business operations have ceased.

Management intends to explore and identify business opportunities within the U.S., including a potential acquisition of an operating entity through a reverse merger, asset purchase or similar transaction. No assurances can be given that our management can identify and implement a viable business strategy or that any such strategy will result in profits. Our ability to effectively identify, develop and implement a viable plan for our business may be hindered by risks and uncertainties which are beyond our control, including without limitation, the continued negative effects of the corona virus pandemic and the conflict in Ukraine on the U.S. and global economies.

We do not currently engage in any business activities that provide revenue or cash flow. During the next 12-month period we anticipate incurring costs in connection with investigating, evaluating, and negotiating potential business combinations and/or asset acquisitions, filing SEC reports, and consummating the acquisition of an operating business or assets.

Given our limited capital resources, we may consider a transaction with an entity which has recently commenced operations, is a developing company or is otherwise in need of additional funds for the development of new products, services or assets, or expansion into new markets, or is an established business or an established asset experiencing financial or operating difficulties and needs additional capital. Alternatively, a transaction may involve the acquisition of, or merger with, an entity that desires access to the U.S. capital markets.

As of the date of this Registration Statement, our management has not had any discussions with any representative of any other entity regarding a potential business combination or asset acquisition. Any target business or asset that is selected may be financially unstable or in the early stages of development. In such event, we expect to be subject to numerous risks inherent in the business and operations of a financially unstable or early-stage entity. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk or in which our management has limited experience, and, although our management will endeavor to evaluate the risks inherent in a particular target business or asset, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that we will likely only be able to effect just one business combination or asset acquisition due to our limited capital. This lack of diversification will likely pose a substantial risk in investing in the Company for the indefinite future, because it will not permit us to offset potential losses from one venture or operating territory against gains from another. The risks we face will likely be heightened to the extent we acquire a business or assets operating in a single industry or geographical region.

We anticipate that the selection of a target business or asset will be a complex and risk-prone process. Because of general economic conditions, including unfavorable conditions caused by the coronavirus pandemic, increasing inflation, rapid technological advances being made in some industries and shortages of available capital, management believes that there are many firms seeking acquisition opportunities at this time at discounted rates against which we will compete. We expect that any potentially available acquisition opportunities may appear in a variety of different industries or regions and at various stages of development, all of which will likely make the task of comparative investigation and analysis of such opportunities extremely difficult and complicated.

Once we have developed and begun to implement our business plan, management intends to fund our working capital requirements through a combination of our existing funds and future issuances of debt or equity securities. Our working capital requirements are expected to increase in line with the implementation of a business plan and commencement of operations.

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Based upon our current operations, we do not have sufficient working capital to fund our operations over the next 12 months. If we are able to close a business combination or other acquisition, it is likely we will need capital as a condition of closing that transaction. Because of the uncertainties, we cannot be sure as to how much capital we need to raise or the type of securities we will be required to issue. In connection with a business combination that is structured as a reverse merger, or in connection with the acquisition of significant assets, we anticipate that we will be required to issue a controlling block of our securities to the target’s shareholders or to the owner of such assets, which will be very dilutive to existing shareholders.

Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences, or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, including acquisition opportunities, which could significantly and materially restrict our business operations.

We anticipate that we will incur operating losses in the next 12 months, principally costs related to our being obligated to file reports with the SEC. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks include, but are not limited to, an evolving and unpredictable business model, recognition of revenue sources, and the management of growth. To address these risks, we must, among other things, develop, implement, and successfully execute our business strategy, respond to competitive developments, and attract, retain, and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business prospects, financial condition, and results of operations.

Results of Operations

Nine Months Ended September 30, 2023 and 2022

During the nin months ended September 30, 2023 and 2022, we had no operations other than incurring expenditures related to running the Company, and we generated no revenues. Our operating expenses for the same periods were comprised of operating expenses of $25,156 and $20,411, respectively, resulting in net loss of $39,612 for the nine months ended September 30, 2023 compared to a net loss of $20,411 for the nine months ended September 30, 2022. Our operating expenses consisted mainly of professional fees and expenses for the nine months ended September 30, 2023 and 2022. The decrease of operating expenses was mainly due to the decrease of professional fees and expenses.

Our major expenses consist of fees to consultants, lawyers and accountants incurred in connection with our plans to become an SEC reporting company. We also incur administrative expenses attendant to the trading of our common stock and the cost of maintaining our corporate charter. As a result of filing this Registration Statement, we have undertaken the obligation to file periodic reports with the SEC, which will entail payment of professional fees to accountants and lawyers. Otherwise, we do not expect the level of our operating expenses to change in the future until we implement a business plan or effect an acquisition.

Years Ended December 31, 2022 and 2021

During the years ended December 31, 2022 and 2021, the Company’s operating expenses were at $27,046 and $25,433, respectively. Expenses consist mostly of rent, legal and transfer agent fees as well as fees paid to OTC Markets.

During the years ended December 31, 2022 and 2021, we incurred $3,519 and $0of interest expense, respectively. In the current year we have begun to accrue interest on our note payable to Mr. Lee

For the year ended December 31, 2022, we had a net loss of $30,565 compared to $ 25,433 for the year ended December 31, 2021. Our net loss increased $5,132, due to the interest expense and increases in both legal and transfer agent fees.

Equity and Capital Resources

As of December 31, 2022 and 2021, we had an accumulated deficit of $754,528 and $723,963, respectively. As of December 31, 2022 and 2021, we had working capital deficiency of $541,195 and $545,630, respectively.

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Going Concern Assessment

The Company demonstrates adverse conditions that raise substantial doubt about the Company’s ability to continue as a going concern. These adverse conditions are negative financial trends, specifically cash outflow from operating activities, operating losses, accumulated deficit and other adverse key financial ratios.

Management’s plan to alleviate the substantial doubt about the Company’s ability to continue as a going concern include attempting to obtain additional working capital funds from the related parties to eliminate inefficiencies in order to meet its anticipated cash requirements. However, there can be no assurance that these plans and arrangements will be sufficient to fund the Company’s ongoing capital expenditures and other requirements.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with the accounting principles generally accepted in the United States of America. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions included in Note 2 of our financial statements is critical to an understanding of our financial statements.

Item 3. Properties

The Company rents a small one room office at the monthly rent of $800. The lease is a month to month lease. .

Item 4. Security Ownership of Certain Beneficial Owners and Management.

Set forth below is information regarding the beneficial ownership of our common stock as of September 30, 2023 by (i) each of our directors and executive officers, (ii) each person whom we know owned, beneficially, more than 5% of the outstanding shares of our common stock, and (iii) all of our current directors and executive officers as a group. We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares beneficially owned. Unless otherwise indicated all shares are owned by the beneficial owner. The percentages below are based on 97,227,646 shares of common stock outstanding as of September 30, 2023. Shares of common stock underlying convertible securities held by any person, of which such securities are currently exercisable or exercisable within 60 days of September 30, 2023, are deemed outstanding for purposes of computing the percentage ownership of the person holding such convertible securities, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

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Name and Address of Beneficial Owner(1)	Shares (2)	Shares Underlying Convertible Securities (2)	Total Percent of Class (3)

Gyuheyn Jeon, CEO and CFO(1)	-0-	-0-	-0-%
Myung Song, Secretary (1)	-0-	-0-	-0-%
Wooduck Lee, Director (1)	53,474,799		55%
All executive officers and directors as a group (2 Persons)	53,474,799		55%
5% or more stockholders
Matthew Kindness(1)	14,950,000		15%
Preferred Stockholders	-		%
Wooduck Lee.(2)		25,000,000	50%
Michael Jacobson(2)		25,000,000	50%
		-

(1)	The address for Mr. Messrs: Jeon and Lee and Ms. Song, are 4760 S. Pecos Rd., Ste. 103, Las Vegas, NV. The address for Mr. Kindness is 1901 Omee Court, IN 46815 and the address for Mr. Jacobson is913 N.E. 17th Way, Ft. Lauderdale, FL 33304.

(2)	Each share of preferred stock has one vote and is convertible into one (1) share of the common stock of the Company..

Item 5. Directors and Executive Officers

Our directors and executive officers, and their ages as of September 30,2023, are as follows:

Name	Position	Age
Executive Officers:		__
Gyuheyn Jeon	Chief Executive Officer and CFO	__
Myung Song	Secretary	__
Wooduck Lee	Director	__

There are no family relationships between any director, executive officer or significant employee.

Our directors will hold office until the next annual meeting of shareholders and until his or her successor(s) have been duly elected and qualified. Directors are elected at the annual meetings to serve for one-year terms. Officers are elected by, and serve at the discretion of, the board of directors.

Gyuheyn Jeon – Mr. Jeon has been serving as the CEO at our company since December 2018. Prior to this role, from 2014 until 2018, he held the position of Director at Korea Automobile Management Business Group, Co. Ltd., contributing to the efficient management of the organization’s automotive operations. Furthermore, from 2015 to 2018, he served as the Managing Director at OMGE Global Co., Ltd., where he played a pivotal role in overseeing and leading the company’s operations.

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Myung Song – Mr. Song has been serving as Secretary at our company since December 2017, and continues to hold this position. Prior to that, he held the position of CEO at AMA Sales Corp until 2014, where he supplied merchandise to 14 retail stores nationwide. Additionally, he operated a chain of retail stores on the South Side of Chicago. In 2015, he assumed the role of Retail Operations Overseer at a prominent shoe emporium.

Wooduck Lee- Mr. Lee has been serving as the Director at our company since December 2022. Previously, he held the esteemed position of Manager at Hyundai E&C’s Air Power Plant from 2013 until 2022, contributing to the successful management of the department. Additionally, from 2013 to 2017, he gained valuable experience and expertise as part of Samsung SDI’s Department of Civil Affairs.

During the past five years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act will require our executive officers and directors and persons who own more than 10% of our common stock to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Form 3, 4 and 5, respectively. Executive officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) reports they file.

Board Committees

We do not have a formal Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee. As our business expands, particularly following the closing of a business combination or asset acquisition, our board of directors will evaluate the necessity of forming one or more of the aforementioned committees.

Code of Ethics

We have not adopted a code of ethics to apply to our executive officers, directors or persons performing similar functions.

Item 6. Executive Compensation.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation paid, distributed or accrued by us for the years ended December 31, 2022 and 2021 by our principal executive officer and our other highly compensated executive officers who served during 2022 (“Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	All Other Compensation ($)	Total ($)
Gyuheyn Jeon,	2022	$0	$0	$0
Chief Executive Officer and CFO	2021	$0	$0	$0

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or our Named Executive Officers at, following, or in connection with the resignation, retirement or other termination of such persons, or a change in control of our company or a change in the responsibilities of our directors or Named Executive Officers following a change in control.

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Option Grants

We have not granted any stock options or restricted stock to any of our Named Executive Officers or directors.

Aggregated Option Exercises and Fiscal Year-End Option Value

No stock options have been granted to or exercised by our Named Executive Officers or directors.

Long-Term Incentive Plan (“LTIP”) Awards

We have not granted any LTIP awards to any of our Named Executive Officers or directors.

Corporate Governance

We do not have an audit committee or a compensation committee. We also do not have an audit committee financial expert, because the cost related to retaining a financial expert at this time would be prohibitive in our circumstances. Further, because there are only development stage operations occurring at the present time, we believe the services of a financial expert are not warranted. We do not currently have any independent directors as defined by Marketplace Rule 5605(a)(2) of the Nasdaq Stock Market, Inc.

Employment Agreements

We have not entered into any employment agreements with any of our Named Executive Officers.

DIRECTOR COMPENSATION

No compensation was paid to our director(s) in 2022 or 2021.

Item 7. Certain Relationships and Related Transactions.

Since January 1, 2020, the Company engaged in the related party transactions set forth below.

Loans from Wooduck Lee

Between January 1 2017 and January 1, 2019, Mr. Wooduck Lee, the Company’s principal shareholder and sole director, provided loans to the Company in the amounts of $256,100, $252,725 and $9,372, respectively. The loans are unsecured, non-interest bearing, and due on demand. On December 21, 2022, Mr. Lee converted $35,000 of the loans into 35,000,000 shares of the Company’s common stock. As of December 31, 2022 and 2021, the outstanding balances payable to Mr. Lee as a result of the foregoing loans were $541,195 and $545,630, respectively.

Item 8. Legal Proceedings.

There are no legal proceedings material to our business or financial condition pending and, to the best of our knowledge, no such legal proceedings are contemplated or threatened.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

(a) Market for the Common Stock

Our common stock is quoted on the OTC Pink Market under the symbol “RCIT”. The bid quotations reported on the OTC Pink Market reflect inter-dealer prices without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

Our common stock is very thinly traded. The quoted bid and asked prices for our common stock vary from week to week. An investor holding shares of our common stock may find it difficult to sell the shares and may find it impossible to sell more than a small number of shares at the quoted bid price.

(a-1) Restrictions on Availability of Rule 144 for resale of the Company’s shares

Section 5 of the Securities Act forbids the sale of securities in the United States unless accompanied by a prospectus or exempted from the prospectus delivery requirement. A principal exemption relied upon by shareholders is the safe harbor provided by Rule 144 under the Securities Act, which permits the resale of securities by holders who satisfy the requirements of that Rule.

22

We are deemed to be a shell company because we have no business operations and no assets. Section “(i)” of Rule 144 states that Rule 144 is not available for resale of securities issued by a company that is or ever has been a shell, unless the issuer is no longer a shell, has filed all required periodic reports with the SEC, and has at least 12 months prior to the resale filed with the SEC “Form 10 information” indicating that the issuer has ceased to be a shell company. Because Section “(i)” of Rule 144 applies to our company, holders of our common stock will not be able to rely on Rule 144 to resell their shares until at least 12 months after we file information with the SEC demonstrating that we have ceased to be a shell and then only if we are compliant with the SEC’s periodic reporting requirements. This restriction could significantly limit the liquidity of the common stock held by our shareholders.

(b) Derivative Securities

There are no outstanding securities that are convertible into our common stock or that provide the holder a right to purchase shares of our common stock or any other security issued by our company, other than 50,000,000 shares of our Series A Preferred Stock, the terms of which are described in Item 11 below.

(c) Shareholders of Record

As of September 30, 2023, there were 381 holders of record of our common stock.

(d) Dividends

We have never paid or declared any cash dividends on our common stock and do not plan to do so in the foreseeable future. We intend to retain any future earnings for the operation of the business, including the search for a target business or assets. Any decision as to future payment of dividends will depend on our available earnings, capital requirements, general financial condition and other factors deemed pertinent by the Board of Directors.

(e) Securities Authorized for Issuance Under Equity Compensation Plans

Our Board of Directors has not adopted any equity compensation plan for our company.

Item 10. Recent Sales of Unregistered Securities

Since January 1, 2020, we have issued and sold the unregistered securities described below. All of the issuances were made under Section 4(a)(2) of the Securities Act.

On December 21, 2022, the Company issued 35,000,000 shares of its common stock to Mr. Wooduck Lee, the Company’s sole director, upon conversion of $35,000 of debt owed to Mr. Lee. The shares issued to Mr. Lee are restricted and the stock certificates were affixed with restrictive legends.

23

Item 11. Description of Registrant’s Securities to be Registered.

Our authorized capital stock consists of common stock, $0.001 par value, 100,000,000 shares authorized, of which 97,227,646 shares were issued and outstanding as of September 30, 2023. We are also authorized to issue 50,000,000 shares of Series A Preferred Stock, par value $0.001 per share, of which 50,000,000 shares were issued and outstanding as of September 30, 2023.

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to this Registration Statement.

Common Stock

Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders.

Dividends. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the shareholders. The payment of dividends on our common stock will be a business decision to be made by our board of directors from time to time based upon results of our operations and our financial condition and any other factors that our board of directors considers relevant. Payment of dividends on our common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time.

Liquidation Rights. In the event of the liquidation, dissolution or winding up of our company, holders of our common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Holders of our common stock have no preferential, preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to our common stock. When issued in accordance with our articles of incorporation, bylaws and Nevada law, shares of our common stock are fully paid and are not liable to further calls or assessment by us.

Preferred Stock

Each share of our Series A Preferred Stock is convertible at the option of the holder into one (1) share of our common stock. The holders of our Series A Preferred Stock have voting rights of one (1) vote. The Series A Preferred Stock is not entitled to receive any dividends in any amount during which such shares are outstanding held, and shall be paid twice the amount of dividends issued by our company to common shareholders on a pro rata basis with the number of shares of Series A Preferred Stock held. In the event of any sale of all or substantially all of the assets of the Company, a sale of the Company, or a dissolution, liquidation, bankruptcy, reorganization or other winding down of the Company, whether voluntary of involuntary, the holders of the Series A Preferred Stock, on a pro rata basis, shall be entitled to receive, the same distribution or payment made to the holders of the issued and outstanding shares of our common stock.

24

Transfer Agent and Registrar

Securities Transfer Corporation, Plano, Texas is the transfer agent and registrar for our common stock.

Item 12. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by Nevada corporate law and our Articles of Incorporation and Bylaws. We have agreed to indemnify each of our directors and officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 13. Financial Statements and Supplementary Data

We are a smaller reporting company in accordance with Regulation S-X. Our financial statements are filed under this Item, beginning on page F-1.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

In our two most recent fiscal years, we had no disagreements with our independent accountants.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements and Schedule

(a) List separately all financial statements filed as part of the Registration Statement.

Financial Statements

Our financial statements are included beginning on page F-1 of this Registration Statement.

Annual Financial Statements (audited):

Quarterly Financial Statements (unaudited):

25

Financial Statement Schedules

All schedules have been omitted because they are not required, not applicable, not present in amounts sufficient to require submission of the schedule, or the required information is otherwise included in our financial statements and related notes.

(b) Exhibits: We have filed the follow documents as exhibits required by Item 601 of Regulation S-K (§229.601 of this chapter).

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
23.1	Consent of Audit Report of Michael Gillespie & Associate, PLLC

26

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

REELCAUSE INC.

Date: January 18, 2024	By:	/s/ Gyuheyn Jeon
Gyuheyn Jeon

27

REELCAUSE, INC.

FINANCIAL STATEMENTS

F-1

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

Vancouver, WA 98666

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders & Board of Directors

Reelcause, Inc.

Opinion on the Financial Statements

We have audited the accompanying restated balance sheets of Reelcause, Inc. as of December 31, 2022 and 2021 and the related statements of operations, changes in stockholders’ deficit, cash flows, and the related notes (collectively referred to as “financial statements”) for the years then ended. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Restatement to Correct 2022 Misstatement

As discussed in Note 7 to the financial statements, the 2022 financial statements have been restated to correct a misstatement.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #1 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2023.

PCAOB ID 6104

Vancouver, Washington

November 15, 2023

F-2

REELCAUSE, INC. BALANCE SHEETS (Restated)

	December 31,	December 31,
	2022	2021
ASSETS
Current Assets:

Cash	$—	$—

Total Assets	$—	$—

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Loans payable – related party	$535,673	$545,630
Accrued interest – related party	5,522	—
Total Liabilities	541,195	545,630

Stockholders' Deficit:
Series A Preferred stock, $0.001 par value; 50,000,000 shares authorized, 50,000,000 shares issued and outstanding	50,000	50,000
Common stock, $0.001 par value; 100,000,000 shares authorized, 97,227,646 and 62,227,646 shares issued and outstanding, respectively	97,228	62,228
Additional paid-in capital	66,105	66,105
Accumulated deficit	(754,528)	(723,963)
Total Stockholders’ Deficit	(541,195)	(545,630)

Total Liabilities and Stockholders' Deficit	$—	$—

The accompanying notes are an integral part of these financial statements.

F-3

REELCAUSE, INC. STATEMENTS OF OPERATIONS (Restated)

	For the Years Ended
	December 31,
	2022	2021
Operating Expenses:
General & administrative expenses	$27,046	$25,433
Total operating expenses	27,046	25,433

Loss from operations	(27,046)	(25,433)

Other Expenses:
Interest expense	(3,519)	—
Total Other Expense	(3,519)	—

Loss before income taxes	(30,565)	(25,433)

Provision for income taxes	—	—

Net Loss	$(30,565)	$(25,433)

Loss per share – basic and diluted	$(0.00)	$(0.00)

Weighted average shares – basic and diluted	63,282,441	62,227,646

The accompanying notes are an integral part of these financial statements.

F-4

REELCAUSE, INC. STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT YEARS ENDED DECEMBER 31, 2022 AND 2021 (Restated)

	Series A Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2020	50,000,000	$50,000	62,227,646	$62,228	$66,105	$(698,530)	$(520,197)
Net loss	—	—	—	—	—	(25,433)	(25,433)
Balance at December 31, 2021	50,000,000	50,000	62,227,646	62,228	66,105	(723,963)	(545,630)
Shares issued for conversion of debt – related party	—	—	35,000,000	35,000	—	—	35,000
Net loss	—	—	—	—	—	(30,565)	(30,565)
Balance at December 31, 2022	50,000,000	$50,000	97,227,646	$97,228	$66,105	$(754,528)	$(541,195)

The accompanying notes are an integral part of these financial statements.

F-5

REELCAUSE, INC. STATEMENTS OF CASH FLOWS (Restated)

	For the Years Ended
	December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(30,565)	$(25,433)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Accrued interest	3,519	—

Net cash used in operating activities	(27,046)	(25,433)

Cash flows from investing activities:	—	—

Cash flows from financing activities:
Cash advance from a related party	27,046	25,433
Net cash provided by financing activities	27,046	25,433

Net change in cash	—	—

Cash, beginning of year	—	—

Cash, end of year	$—	$—

Supplemental disclosure of non-cash activity:
Common stock issued for conversion of debt – related party	$35,000	$—

The accompanying notes are an integral part of these financial statements.

F-6

REELCAUSE, INC.

Notes to the Restated Financial Statements

December 31, 2022

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Reelcause Inc. (“we”, “us”, “our” or the “Company”) was originally incorporated in the State of Nevada on December 7, 2002, under the name Tradeon, Inc. On September 1, 2010, the Company changed its name to China Green Energy Industries, Inc. and on December 11, 2014 it changed its name to Reelcause, Inc. The Company’s corporate address is 4760 S. Pecos Rd, Suite 103, Las Vegas, NV 89121.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Concentration of credit risk

Financial instruments which potentially subject the Company to concentration of credit risk consist of cash deposits and customer receivables. The Company maintains cash with various major financial institutions. The Company performs periodic evaluations of the relative credit standing of these institutions.  To reduce risk, the Company performs credit evaluations of its customers and maintains reserves when necessary for potential credit losses.

Cash and cash equivalents

We consider all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents as of December 31, 2022 and 2021.

Income Taxes

We follow ASC 740-10-30, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

We adopted ASC 740-10-25 (“ASC 740-10-25”) with regard to uncertainty income taxes. ASC 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under ASC 740-10-25, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740-10-25 also provides guidance on derecognition, classification, interest and penalties on income taxes, and accounting in interim periods and requires increased disclosures.  We had no material adjustments to our liabilities for unrecognized income tax benefits according to the provisions of ASC 740-10-25.

F-7

Stock-based compensation

We account for equity-based transactions with employees and non-employees under the provisions of FASB ASC Topic 718, “Compensation – Stock Compensation” (Topic 718), which establishes that equity-based payments to employees and non-employees are recorded at the grant date the fair value of the equity instruments the entity is obligated to issue when the employees and non-employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments. Topic 718 also states that observable market prices of identical or similar equity or liability instruments in active markets are the best evidence of fair value and, if available, should be used as the basis for the measurement for equity and liability instruments awarded in these share-based payment transactions. However, if observable market prices of identical or similar equity or liability instruments are not available, the fair value shall be estimated by using a valuation technique or model that complies with the measurement objective, as described in FASB ASC Topic 718.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented. As of December 31, 2022 and 2021, there are 50,000,000 potentially dilutive shares of common stock from the Series A preferred stock. Diluted amounts are not presented when the effect of the computations are anti-dilutive due to the losses incurred. Accordingly, there is no difference in the amounts presented for basic and diluted loss per share.

Recent Accounting Pronouncements

The Company has implemented all applicable accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has no revenue and has an accumulated deficit as of December 31, 2022. The Company requires capital for its contemplated operational and marketing activities. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 4 – RELATED PARTY TRANSACTIONS.

Between January 1 2017 and January 1, 2019, Mr. Wooduck Lee, the Company’s principal shareholder and sole director, provided loans to the Company in the amounts of $256,100, $252,725 and $9,372, respectively. The loans are unsecured, non-interest bearing, and due on demand. On December 21, 2022, Mr. Lee converted $35,000 of the loans into 35,000,000 shares of the Company’s common stock.

On December 21, 2022, the Company and Mr. Lee executed a new Demond Note for the outstanding balance of $483,194. The note accrues interest at 4% and is due on demand.

In addition to the above loans Mr. Lee, personally paid for company expenses in 2021 and 2022 in the amounts of $25,433 and $27,046, respectively.

As of December 31, 2022 and 2021, the outstanding balances payable to Mr. Lee were $535,673 and $545,630, respectively. As of December 31, 2022, there is $5,522 of accrued interest due on the Note.

F-8

NOTE 5 – PREFERRED STOCK

The Company is authorized to issue 50,000,000 shares of Series A Preferred Stock, par value $0.001 per share, of which 50,000,000 shares were issued and outstanding as of June 30, 2023.

Each share of our Series A Preferred Stock is convertible at the option of the holder into one (1) share of our common stock. The holders of our Series A Preferred Stock have voting rights of one (1) vote. The Series A Preferred Stock is not entitled to receive any dividends in any amount during which such shares are outstanding held, and shall be paid twice the amount of dividends issued by our company to common shareholders on a pro rata basis with the number of shares of Series A Preferred Stock held. In the event of any sale of all or substantially all of the assets of the Company, a sale of the Company, or a dissolution, liquidation, bankruptcy, reorganization or other winding down of the Company, whether voluntary of involuntary, the holders of the Series A Preferred Stock, on a pro rata basis, shall be entitled to receive, the same distribution or payment made to the holders of the issued and outstanding shares of our common stock.

NOTE 6 - INCOME TAX

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company is using the U.S. federal income tax rate of 21%.

The provision for Federal income tax consists of the following December 31:

	2022	2021
Federal income tax benefit attributable to:
Current Operations	$(6,400)	$(5,300)
Related party accrual	(1,200)	—
Less: valuation allowance	7,600	5,300
Net provision for Federal income taxes	$—	$—

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

	2022	2021
Deferred tax asset attributable to:
Net operating loss carryover	$(21,000)	$(44,800)
Related party accrual	1,400	—
Less: valuation allowance	(22,400)	44,800
Net deferred tax asset	$—	$—

At December 31, 2022, the Company had net operating loss carry forwards of approximately $81,000 that may be offset against future taxable income. No tax benefit has been reported in the December 31, 2022 or 2021 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

ASC Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of December 31, 2022, the Company had no accrued interest or penalties related to uncertain tax positions.

F-9

NOTE 7 – RESTATEMENTS

The financial statements for the years ended December 31, 2022 and 2021, are being restated to correct the accounting for cash, related party notes payable, accrued interest and equity.

Per ASC 250-10 Accounting Changes and Error Corrections, the December 31, 2022 and 2021 balance sheets have been restated for the following.

December 31, 2022

	As Reported	Adjusted	As Restated
ASSETS
Current Assets:
Cash	$16	$(16)	$—
Total Assets	$16	$(16)	$—

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Loans payable – related party	$485,197	$50,476	$535,673
Accrued interest – related party	—	5,522	5,522
Total Liabilities	485,197	55,998	541,195

Stockholders' Deficit:
Series A Preferred stock, $0.001 par value; 50,000,000 shares authorized, 50,000,000 shares issued and outstanding	50,000	—	50,000
Common stock, $0.001 par value; 100,000,000 shares authorized, 97,227,646 shares issued and outstanding	97,228	—	97,228
Additional paid-in capital	997,772	(931,667)	66,105
Accumulated deficit	(1,630,181)	875,653	(754,528)
Total Stockholders’ Deficit	(485,181)	(56,014)	(541,195)

Total Liabilities and Stockholders' Deficit	$16	$(16)	$—

December 31, 2021

	As Reported	Adjusted	As Restated
ASSETS
Current Assets:
Cash	$16	$(16)	$—
Total Assets	$16	$(16)	$—

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Notes payable – related party	$520,197	$25,433	$545,630
Total Liabilities	520,197	25,433	545,630

Stockholders' Deficit:
Series A Preferred stock, $0.001 par value; 50,000,000 shares authorized, 50,000,000 shares issued and outstanding	50,000	—	50,000
Common stock, $0.001 par value; 100,000,000 shares authorized, 62,227,646 shares issued and outstanding	62,228	—	62,228
Additional paid-in capital	52,772	13,333	66,105
Accumulated deficit	(685,181)	(38,782)	(723,963)
Total Stockholders’ Deficit	(520,181)	(25,449)	(545,630)

Total Liabilities and Stockholders' Deficit	$16	$(16)	$—

F-10

Per ASC 250-10 Accounting Changes and Error Corrections, the Statements of Operations for the years ended December 31, 2022 and 2021 has been restated for the following.

Year Ended December 31, 2022

	As Reported	Adjusted	As Restated
General & administrative expenses	$—	$(27,046)	$(27,046)
Other Expenses:
Loss on conversion of debt – related party	(945,000)	945,000	—
Interest expense	—	(3,519)	(3,519)
Total Expense	(945,000)	914,435	(30,565)

Net Loss	$(945,000)	$914,435	$(30,565)

Loss per share – basic and diluted	$(0.01)	$—	$(0.00)

Weighted average shares – basic and diluted	63,282,441	—	63,282,441

Year Ended December 31, 2021

	As Reported	Adjusted	As Restated
General & administrative expenses	$—	$(25,433)	$(25,433)

Net Loss	$—	$(25,433)	$(25,433)

Loss per share – basic and diluted	$—	$—	$(0.00)

Weighted average shares – basic and diluted	62,227,646	—	62,227,646

NOTE 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-11

REELCAUSE, INC. BALANCE SHEETS

	September 30,	December 31,
	2023	2022
	(Unaudited)	(Audited)
ASSETS
Current Assets:

Cash	$—	$—

Total Assets	$—	$—

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Loans payable – related party	$560,829	$535,673
Accrued interest – related party	19,978	5,522
Total Liabilities	580,807	541,195

Stockholders' Deficit:
Series A Preferred stock, $0.001 par value; 50,000,000 shares authorized, 50,000,000 shares issued and outstanding	50,000	50,000
Common stock, $0.001 par value; 100,000,000 shares authorized, 97,227,646 shares issued and outstanding	97,228	97,228
Additional paid-in capital	66,105	66,105
Accumulated deficit	(794,140)	(754,528)
Total Stockholders’ Deficit	(580,807)	(541,195)

Total Liabilities and Stockholders' Deficit	$—	$—

The accompanying notes are an integral part of these unaudited financial statements.

F-12

REELCAUSE, INC. STATEMENTS OF OPERATIONS (Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Operating Expenses:
General & administrative expenses	$8,857	$6,846	$25,156	$20,411
Total operating expenses	8,857	6,846	25,156	20,411

Loss from operations	(8,857)	(6,846)	(25,156)	(20,411)

Other Expenses:
Interest expense	(4,872)	—	(14,456)	—
Total Other Expense	(4,872)	—	(14,456)	—

Loss before income taxes	(13,729)	(6,846)	(39,612)	(20,411)

Provision for income taxes	—	—	—	—

Net Loss	$(13,729)	$(6,846)	$(39,612)	$(20,411)

Loss per share – basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average shares – basic and diluted	97,227,646	62,227,646	97,227,646	62,227,646

The accompanying notes are an integral part of these unaudited financial statements.

F-13

REELCAUSE, INC. STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022 (Unaudited)

	Series A Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2022	50,000,000	$50,000	97,227,646	$97,228	$66,105	$(754,528)	$(541,195)
Net loss	—	—	—	—	—	(18,344)	(18,344)
Balance at March 31, 2023	50,000,000	50,000	97,227,646	97,228	66,105	(772,872)	(559,539)
Net loss	—	—	—	—	—	(7,539)	(7,539)
Balance at June 30, 2023	50,000,000	50,000	97,227,646	97,228	66,105	(780,411)	(567,078
Net loss	—	—	—	—	—	(13,729)	(13,729)
Balance at September 30, 2023	50,000,000	$50,000	97,227,646	$97,228	$66,105	$(794,140)	$(580,807)

	Series A Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2021	50,000,000	$50,000	62,227,646	$62,228	$66,105	$(723,963)	$(545,630)
Net loss	—	—	—	—	—	(6,496)	(6,496)
Balance at March 31, 2022	50,000,000	50,000	62,227,646	62,228	66,105	(730,459)	(552,126)
Net loss	—	—	—	—	—	(7,069)	(7,069)
Balance at June 30, 2022	50,000,000	50,000	62,227,646	62,228	66,105	(737,528)	(559,195)
Net loss	—	—	—	—	—	(6,846)	(6,846)
Balance at September 30, 2022	50,000,000	$50,000	62,227,646	$62,228	$66,105	$(744,374)	$(566,041)

The accompanying notes are an integral part of these unaudited financial statements.

F-14

REELCAUSE, INC. STATEMENTS OF CASH FLOWS (Unaudited)

	For the Nine Months Ended
	September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(39,612)	$(20,411)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Accrued interest	14,456	—

Net cash used in operating activities	(25,156)	(20,411)

Cash flows from investing activities:	—	—

Cash flows from financing activities:
Cash advance from a related party	25,156	20,411
Net cash provided by financing activities	25,156	20,411

Net change in cash	—	—

Cash, beginning of period	—	—

Cash, end of period	$—	$—

The accompanying notes are an integral part of these unaudited financial statements.

F-15

REELCAUSE, INC.

Notes to the Unaudited Financial Statements

September 30, 2023

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Reelcause Inc. (“we”, “us”, “our” or the “Company”) was originally incorporated in the State of Nevada on December 7, 2002, under the name Tradeon, Inc. On September 1, 2010, the Company changed its name to China Green Energy Industries, Inc. and on December 11, 2014 it changed its name to Reelcause, Inc. The Company’s corporate address is 4760 S. Pecos Rd, Suite 103, Las Vegas, NV 89121.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2022. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of operations to be expected for the full year ended December 31, 2023.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Concentration of credit risk

Financial instruments which potentially subject the Company to concentration of credit risk consist of cash deposits and customer receivables. The Company maintains cash with various major financial institutions. The Company performs periodic evaluations of the relative credit standing of these institutions.  To reduce risk, the Company performs credit evaluations of its customers and maintains reserves when necessary for potential credit losses.

Cash and cash equivalents

We consider all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents as of September 30, 2023 and December 31, 2022.

Stock-based compensation

We account for equity-based transactions with employees and non-employees under the provisions of FASB ASC Topic 718, “Compensation – Stock Compensation” (Topic 718), which establishes that equity-based payments to employees and non-employees are recorded at the grant date the fair value of the equity instruments the entity is obligated to issue when the employees and non-employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments. Topic 718 also states that observable market prices of identical or similar equity or liability instruments in active markets are the best evidence of fair value and, if available, should be used as the basis for the measurement for equity and liability instruments awarded in these share-based payment transactions. However, if observable market prices of identical or similar equity or liability instruments are not available, the fair value shall be estimated by using a valuation technique or model that complies with the measurement objective, as described in FASB ASC Topic 718.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented. As of September 30, 2023 and 202, there are 50,000,000 potentially dilutive shares of common stock from the Series A preferred stock. Diluted amounts are not presented when the effect of the computations are anti-dilutive due to the losses incurred. Accordingly, there is no difference in the amounts presented for basic and diluted loss per share.

F-16

Recent Accounting Pronouncements

The Company has implemented all applicable accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The accompanying unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has no revenue and has an accumulated deficit as of September 30, 2023. The Company requires capital for its contemplated operational and marketing activities. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The unaudited financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 4 – RELATED PARTY TRANSACTIONS.

Between January 1 2017 and January 1, 2019, Mr. Wooduck Lee, the Company’s principal shareholder and sole director, provided loans to the Company in the amounts of $256,100, $252,725 and $9,372, respectively. The loans are unsecured, non-interest bearing, and due on demand. On December 21, 2022, Mr. Lee converted $35,000 of the loans into 35,000,000 shares of the Company’s common stock.

On December 21, 2022, the Company and Mr. Lee executed a new Demond Note (“Note”) for the outstanding balance of $483,194. The note accrues interest at 4% and is due on demand.

In addition to the above loans Mr. Lee has personally paid for company expenses since 2021. As of September 30, 2023 and December 31, 2022, the balance due is $77,635 and $98,778, respectively.

As of September 30, 2023 and December 31, 2022, the outstanding balances payable to Mr. Lee are $560,829 and $535,673, respectively. As of September 30, 2023 and December 31, 2022, there is $19,978 and $5,522 of accrued interest due on the Note, respectively.

NOTE 5 – PREFERRED STOCK

The Company is authorized to issue 50,000,000 shares of Series A Preferred Stock, par value $0.001 per share, of which 50,000,000 shares are issued and outstanding.

Each share of our Series A Preferred Stock is convertible at the option of the holder into one (1) share of our common stock. The holders of our Series A Preferred Stock have voting rights of one (1) vote. The Series A Preferred Stock is not entitled to receive any dividends in any amount during which such shares are outstanding held, and shall be paid twice the amount of dividends issued by our company to common shareholders on a pro rata basis with the number of shares of Series A Preferred Stock held. In the event of any sale of all or substantially all of the assets of the Company, a sale of the Company, or a dissolution, liquidation, bankruptcy, reorganization or other winding down of the Company, whether voluntary of involuntary, the holders of the Series A Preferred Stock, on a pro rata basis, shall be entitled to receive, the same distribution or payment made to the holders of the issued and outstanding shares of our common stock.

NOTE 6 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the unaudited financial statements were issued and has determined that it does not have any material subsequent events to disclose in these unaudited financial statements.

F-17